EXHIBIT 5.1

[Letterhead of Wal-Mart Stores, Inc.]

December 8, 2011

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

Re:	Registration Statement on Form S-3 of Wal-Mart Stores, Inc. relating to 70,615,608 Shares of the Common Stock, $0.10 par value per share, of Wal-Mart Stores, Inc.

I am the Corporate Division General Counsel of Wal-Mart Stores, Inc., a Delaware corporation (the “Company”) and have represented the Company in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof. The Registration Statement relates to the proposed resale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of 70,615,608 currently outstanding shares of the common stock, $0.10 par value per share, of the Company (the “Shares”) by the beneficial owners of the Shares that are identified as selling shareholders under the Registration Statement at a later date as contemplated by General Instruction II.G. of Form S-3 of the Commission. The resales of the Shares will be made as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as the Prospectus may be amended from time to time or supplemented from time to time by one or more prospectus supplements. I am rendering this opinion in connection with the Registration Statement.

In rendering this opinion, I have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date, the Registration Statement, resolutions of the Board of Directors of the Company and, where relevant, of committees of the Board of Directors of the Company and such books and records of the Company and other documents, records and certificates as I considered necessary or appropriate to enable me to express the opinion set forth herein. In all such examinations, I have assumed the authenticity and completeness of all of the documents examined. As to facts material to my opinion, I have relied, to the extent that I deem such reliance proper, and without investigation or independent verification, upon certificates of public officials and certificates of other officers or other representatives of the Company.

In rendering this opinion, I have assumed that: (i) all of the information contained in each of the documents that I reviewed is true and complete; (ii) each natural person signing any document that I reviewed had the legal capacity to do so; and (iii) each person signing in a representative capacity (other than on behalf of the Company) any document that I reviewed had the authority to sign that document in such capacity.

Based on the foregoing, I am of the opinion that the Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to matters under and governed by the General Corporation Law of the State of Delaware, as in force and effect as of the date of this opinion. I do not express any opinion as to the laws of any other jurisdiction.

I consent to the use and filing of this opinion letter as Exhibit 5.1 to the Registration Statement. I also consent to the reference to me as having passed on the validity of the Shares under the caption “Legal Matters” in the Prospectus. I further consent to the incorporation by reference of this opinion letter and consent into any

Wal-Mart Stores, Inc.

December 8, 2011

registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Shares. In giving this consent, I do not imply or admit that I am included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gordon Y. Allison Gordon Y. Allison, Esq. Vice President and Corporate Division General Counsel